                                                                      Exhibit 24

                             PICTURETEL CORPORATION

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Dalton Edgecomb and W. Robert Kellegrew, Jr., Esq., jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                 TITLE                              DATE
         ---------                                 -----                              ----
/s/ Norman E. Gaut                 Principal Executive Officer, Chief            April 9, 2001
--------------------------         Executive Officer, Chairman of the
Norman E. Gaut                     Board, and Director

/s/ Dalton Edgecomb                Principal Financial Officer, Principal        April 9, 2001
--------------------------         Accounting Officer, and Chief Financial
Dalton Edgecomb                    Officer

/s/ Robert Knight                  Director                                      April 9, 2001
--------------------------
Robert Knight

/s/ Carl S. Ledbetter              Director                                      April 9, 2001
--------------------------
Carl S. Ledbetter

/s/ David B. Levi                  Director                                      April 9, 2001
--------------------------
David B. Levi

/s/ Werner Schmucking              Director                                      April 9, 2001
--------------------------
Werner Schmucking

/s/ Enzo Torresi                   Director                                      April 9, 2001
--------------------------
Enzo Torresi

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